Exhibit 99.1

Veeva Announces Fiscal 2018 Second Quarter Results

Total Revenues of $166.6M, up 27% Year-Over-Year

Subscription Services Revenues of $134.3M, up 28% Year-Over-Year

PLEASANTON, Calif.--(BUSINESS WIRE)--August 24, 2017--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal second quarter ended July 31, 2017.

“It was another strong quarter for Veeva, with especially good momentum in Vault Clinical,” said CEO Peter Gassner. “We are expanding our market leadership positions and having early success in large new markets. We have all the pieces in place and the disciplined execution needed to achieve our goal of being the most strategic technology partner to the life sciences industry.”

Fiscal 2018 Second Quarter Results:

  Revenues: Total revenues for the second quarter were $166.6 million, up from $131.3 million one year ago, an increase of 27% year-over-year. Subscription services revenues for the second quarter were $134.3 million, up from $105.2 million one year ago, an increase of 28% year-over-year.
  Operating Income and Non-GAAP Operating Income(1): Second quarter operating income was $36.9 million, compared to $23.8 million one year ago, an increase of 55% year-over-year. Non-GAAP operating income for the second quarter was $52.3 million, compared to $36.7 million one year ago, an increase of 42% year-over-year.
  Net Income and Non-GAAP Net Income(1): Second quarter net income was $37.8 million, compared to $13.0 million one year ago, an increase of 192% year-over-year. Non-GAAP net income for the second quarter was $35.9 million, compared to $22.3 million one year ago, an increase of 61% year-over-year.
  Net Income per Share and Non-GAAP Net Income per Share(1): For the second quarter, fully diluted net income per share was $0.25, compared to $0.09 one year ago, while non-GAAP fully diluted net income per share was $0.23, compared to $0.15 one year ago.

“Our focus on customer success and consistent execution across the business drove another solid quarter of financial results above our guidance,” said CFO Tim Cabral. “We are investing aggressively in product innovation, sales, and services to fuel long-term growth.”

Recent Highlights:

  Momentum Builds Across the Vault Clinical Suite — Veeva achieved significant traction with Veeva Vault CTMS and Veeva Vault EDC following their release in the first quarter. Vault CTMS customer count grew to seven, with two already live. The company also signed its first two Vault EDC customers. Veeva Vault eTMF success continued as customer count grew 31% year-over-year and subscription revenue run-rate increased 66% over the same period.
  Another Top 20 Standardizes on Veeva Vault Quality — A top 20 biopharmaceutical company selected Veeva Vault QualityDocs as its enterprise standard, the second top 20 to do so this year. The company also added 10 new Veeva Vault QMS customers in the second quarter for a total of 30, just a year after the product’s release.
  Large Expansions in Commercial Cloud — During the second quarter, three top 20 biopharmaceutical companies signed seven-figure orders for deployments in major markets, including the U.S. and Japan.

Financial Outlook:

Veeva is providing guidance for its fiscal third quarter ending October 31, 2017 as follows:

  Total revenues between $171 and $172 million.
  Non-GAAP operating income between $50 and $51 million(2).
  Non-GAAP fully diluted net income per share between $0.21 and $0.22(2).

Veeva is providing guidance for its fiscal year ending January 31, 2018 as follows:

  Total revenues between $672 and $674 million.
  Non-GAAP operating income between $200 and $202 million(2).
  Non-GAAP fully diluted net income per share between $0.86 and $0.87(2).

Conference Call Information:
What:	Veeva’s Fiscal 2018 Second Quarter Results Conference Call
When:	Thursday, August 24, 2017
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-833-235-5654, domestic
1-647-689-4160, international
Webcast:	ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ending October 31, 2017 or fiscal year ending January 31, 2018 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. The effect of these excluded items may be significant.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 550 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) historical fluctuation of our quarterly results and our limited operating history, which make it difficult to predict future results; (ii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (iii) breaches in our security measures or unauthorized access to our customers’ data; (iv) system unavailability, performance problems, or loss of data due to disruptions or other problems with our data center operations or computing infrastructure; (v) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (vi) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (vii) our ability to retain Zinc Ahead customers and achieve the expected results from our acquisition of Zinc Ahead; (viii) loss of one or more key customers; (ix) adverse changes in general economic or market conditions, particularly in the life sciences industry; (x) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (xi) the development of the market for enterprise cloud services, particularly in the life sciences industry; (xii) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (xiii) our ability to manage our growth effectively; (xiv) changes in sales that may not be immediately reflected in our results due to the ratable recognition of our subscription revenue; and (xv) pending, threatened, or future legal proceedings and related expenses.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended April 30, 2017. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	July 31,	January 31,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$409,226	$217,606
Short-term investments	315,425	301,266
Accounts receivable, net	97,153	182,816
Prepaid expenses and other current assets	11,551	10,177
Total current assets	833,355	711,865
Property and equipment, net	53,528	49,907
Goodwill	95,804	95,804
Intangible assets, net	35,288	39,283
Deferred income taxes, noncurrent	12,957	16,460
Other long-term assets	4,938	4,057
Total assets	$1,035,870	$917,376

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,298	$5,677
Accrued compensation and benefits	12,076	12,007
Accrued expenses and other current liabilities	12,291	12,310
Income tax payable	2,228	3,228
Deferred revenue	222,685	213,562
Total current liabilities	255,578	246,784
Deferred income taxes, noncurrent	7,561	12,974
Other long-term liabilities	6,128	4,964
Total liabilities	269,267	264,722
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	478,580	439,658
Accumulated other comprehensive income	1,271	111
Retained earnings	286,751	212,884
Total stockholders’ equity	766,603	652,654
Total liabilities and stockholders’ equity	$1,035,870	$917,376

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	Three months ended July 31,		Six months ended July 31,
	2017	2016	2017	2016
Revenues:
Subscription services	$134,340	$105,211	$261,617	$201,243
Professional services and other	32,245	26,136	62,886	49,868
Total revenues	166,585	131,347	324,503	251,111
Cost of revenues(3):
Cost of subscription services	26,800	23,108	52,938	44,853
Cost of professional services and other	23,604	19,087	46,348	38,433
Total cost of revenues	50,404	42,195	99,286	83,286
Gross profit	116,181	89,152	225,217	167,825
Operating expenses(3):
Research and development	32,691	23,563	61,002	45,636
Sales and marketing	32,017	28,908	61,827	55,631
General and administrative	14,575	12,859	28,151	24,930
Total operating expenses	79,283	65,330	150,980	126,197
Operating income	36,898	23,822	74,237	41,628
Other income (expense), net	2,858	(1,362)	3,449	1,385
Income before income taxes	39,756	22,460	77,686	43,013
Provision for income taxes	1,912	9,502	3,819	17,546
Net income	$37,844	$12,958	$73,867	$25,467

Net income attributable to common stockholders, basic and diluted:	$37,844	$12,957	$73,867	$25,465

Net income per share attributable to common stockholders:
Basic	$0.27	$0.10	$0.53	$0.19
Diluted	$0.25	$0.09	$0.48	$0.17

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	140,010	135,126	139,351	134,531
Diluted	153,778	147,155	153,301	146,690
Other comprehensive income (loss):
Net change in unrealized gains (losses) on available-for-sale investments	$34	$98	$(72)	$272
Net change in cumulative foreign currency translation gain (loss)	327	312	1,232	425
Comprehensive income	$38,205	$13,368	$75,027	$26,164

_____
(3) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$376	$288	$718	$497
Cost of professional services and other	2,133	1,507	3,822	2,685
Research and development	4,349	2,812	8,151	5,206
Sales and marketing	4,173	3,342	8,020	5,797
General and administrative	2,349	2,065	4,457	3,972
Total stock-based compensation	$13,380	$10,014	$25,168	$18,157

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three months ended July 31,		Six months ended July 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net income	$37,844	$12,958	$73,867	$25,467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,571	3,470	7,020	6,875
Amortization of premiums on short-term investments	386	469	842	889
Stock-based compensation	13,380	10,014	25,168	18,157
Deferred income taxes	(708)	36	(1,905)	(802)
Loss on foreign currency from market-to-market derivative	204	—	253	—
Bad debt expense	(198)	90	(206)	(115)
Changes in operating assets and liabilities:
Accounts receivable	16,169	(7,277)	85,869	55,950
Income taxes	483	1,264	(2,062)	1,644
Other current and long-term assets	332	(9,466)	(1,159)	(8,076)
Accounts payable	700	1,805	244	1,871
Accrued expenses and other current liabilities	(361)	1,800	544	(1,105)
Deferred revenue	(15,410)	(4,058)	9,027	19,299
Other long-term liabilities	1,215	641	2,266	1,052
Net cash provided by operating activities(4)	57,607	11,746	199,768	121,106
Cash flows from investing activities
Purchases of short-term investments	(87,202)	(116,219)	(143,451)	(183,959)
Maturities and sales of short-term investments	69,681	58,151	128,377	128,176
Purchases of property and equipment	(2,535)	(859)	(6,495)	(2,916)
Capitalized internal-use software development costs	(242)	(69)	(1,033)	(209)
Changes in restricted cash and deposits	(201)	109	(202)	103
Net cash provided by (used in) investing activities	(20,499)	(58,887)	(22,804)	(58,805)
Cash flows from financing activities
Proceeds from exercise of common stock options	6,131	3,183	13,416	4,528
Restricted stock units acquired to settle employee tax withholding liability	—	(11)	—	(12)
Excess tax benefits from employee stock plans	—	8,079	—	10,940
Net cash provided by financing activities(4)	6,131	11,251	13,416	15,456
Effect of exchange rate changes on cash and cash equivalents	327	313	1,240	429
Net change in cash and cash equivalents	43,566	(35,577)	191,620	78,186
Cash and cash equivalents at beginning of period	365,660	245,942	217,606	132,179
Cash and cash equivalents at end of period	$409,226	$210,365	$409,226	$210,365

_______

(4) During the six months ended July 31, 2017, the Company adopted Accounting Standards Update (“ASU”) 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment.” This adoption resulted in a $14.8 million and $28.7 million increase in net cash provided by operating activities and a corresponding decrease in net cash provided by financing activities for the three and six months ended July 31, 2017, respectively.

Non-GAAP Financial Measures

In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items from its non-GAAP financial measures provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Veeva’s internal management reporting processes exclude both the capitalization of software (which would otherwise result in a reduction in net research and development operating expenses) and the amortization of capitalized software (which would otherwise result in an increase in cost of subscription revenues) when preparing budgets, plans and reviewing internal performance. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Deferred compensation associated with the Zinc Ahead business acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from its non-GAAP measures may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead business acquisition for GAAP and non-GAAP measures.

  There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	Three months ended July 31,		Six months ended July 31,
	2017	2016	2017	2016
Cost of subscription services revenues on a GAAP basis	$26,800	$23,108	$52,938	$44,853
Stock-based compensation expense	(376)	(288)	(718)	(497)
Amortization of purchased intangibles	(1,009)	(1,084)	(2,064)	(2,181)
Amortization of internal-use software	(159)	(185)	(280)	(362)
Cost of subscription services revenues on a non-GAAP basis	$25,256	$21,551	$49,876	$41,813

Gross margin on subscription services revenues on a GAAP basis	80.1%	78.0%	79.8%	77.7%
Stock-based compensation expense	0.2	0.3	0.3	0.2
Amortization of purchased intangibles	0.8	1.0	0.8	1.1
Amortization of internal-use software	0.1	0.2	—	0.2
Gross margin on subscription services revenues on a non-GAAP basis	81.2%	79.5%	80.9%	79.2%

Cost of professional services and other revenues on a GAAP basis	$23,604	$19,087	$46,348	$38,433
Stock-based compensation expense	(2,133)	(1,507)	(3,822)	(2,685)
Deferred compensation associated with Zinc Ahead acquisition	(5)	(8)	(11)	(17)
Cost of professional services and other revenues on a non-GAAP basis	$21,466	$17,572	$42,515	$35,731

Gross margin on professional services and other revenues on a GAAP basis	26.8%	27.0%	26.3%	22.9%
Stock-based compensation expense	6.6	5.8	6.1	5.4
Gross margin on professional services and other revenues on a non-GAAP basis	33.4%	32.8%	32.4%	28.3%

Gross profit on a GAAP basis	$116,181	$89,152	$225,217	$167,825
Stock-based compensation expense	2,509	1,795	4,540	3,182
Amortization of purchased intangibles	1,009	1,084	2,064	2,181
Amortization of internal-use software	159	185	280	362
Deferred compensation associated with Zinc Ahead acquisition	5	8	11	17
Gross profit on a non-GAAP basis	$119,863	$92,224	$232,112	$173,567

Gross margin on total revenues on a GAAP basis	69.7%	67.9%	69.4%	66.8%
Stock-based compensation expense	1.5	1.4	1.4	1.3
Amortization of purchased intangibles	0.6	0.8	0.6	0.9
Amortization of internal-use software	0.2	0.1	0.1	0.1
Gross margin on total revenues on a non-GAAP basis	72.0%	70.2%	71.5%	69.1%

Research and development expense on a GAAP basis	$32,691	$23,563	$61,002	$45,636
Stock-based compensation expense	(4,349)	(2,812)	(8,151)	(5,206)
Capitalization of internal-use software	243	69	1,033	209
Deferred compensation associated with Zinc Ahead acquisition	(109)	(108)	(218)	(217)
Research and development expense on a non-GAAP basis	$28,476	$20,712	$53,666	$40,422

Sales and marketing expense on a GAAP basis	$32,017	$28,908	$61,827	$55,631
Stock-based compensation expense	(4,173)	(3,342)	(8,020)	(5,797)
Amortization of purchased intangibles	(977)	(975)	(1,924)	(1,929)
Deferred compensation associated with Zinc Ahead acquisition	(12)	(18)	(30)	(36)
Sales and marketing expense on a non-GAAP basis	$26,855	$24,573	$51,853	$47,869

General and administrative expense on a GAAP basis	$14,575	$12,859	$28,151	$24,930
Stock-based compensation expense	(2,349)	(2,065)	(4,457)	(3,972)
Deferred compensation associated with Zinc Ahead acquisition	(4)	(596)	(8)	(1,873)
General and administrative expense on a non-GAAP basis	$12,222	$10,198	$23,686	$19,085

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	Three months ended July 31,		Six months ended July 31,
	2017	2016	2017	2016
Operating expense on a GAAP basis	$79,283	$65,330	$150,980	$126,197
Stock-based compensation expense	(10,871)	(8,219)	(20,628)	(14,975)
Amortization of purchased intangibles	(977)	(975)	(1,924)	(1,929)
Capitalization of internal-use software	243	69	1,033	209
Deferred compensation associated with Zinc Ahead acquisition	(125)	(722)	(256)	(2,126)
Operating expense on a non-GAAP basis	$67,553	$55,483	$129,205	$107,376

Operating income on a GAAP basis	$36,898	$23,822	$74,237	$41,628
Stock-based compensation expense	13,380	10,014	25,168	18,157
Amortization of purchased intangibles	1,986	2,059	3,988	4,110
Capitalization of internal-use software	(243)	(69)	(1,033)	(209)
Amortization of internal-use software	159	185	280	362
Deferred compensation associated with Zinc Ahead acquisition	130	730	267	2,143
Operating income on a non-GAAP basis	$52,310	$36,741	$102,907	$66,191

Operating margin on a GAAP basis	22.1%	18.1%	22.9%	16.6%
Stock-based compensation expense	8.0	7.6	7.7	7.2
Amortization of purchased intangibles	1.2	1.6	1.2	1.6
Capitalization of internal-use software	(0.1)	—	(0.3)	—
Amortization of internal-use software	0.1	0.1	0.1	0.1
Deferred compensation associated with Zinc Ahead acquisition	0.1	0.6	0.1	0.9
Operating margin on a non-GAAP basis	31.4%	28.0%	31.7%	26.4%

Net income on a GAAP basis	$37,844	$12,958	$73,867	$25,467
Stock-based compensation expense	13,380	10,014	25,168	18,157
Amortization of purchased intangibles	1,986	2,059	3,988	4,110
Capitalization of internal-use software	(243)	(69)	(1,033)	(209)
Amortization of internal-use software	159	185	280	362
Deferred compensation associated with Zinc Ahead acquisition	130	730	267	2,143
Income tax effect on non-GAAP adjustments	(17,397)	(3,549)	(33,406)	(6,529)
Net income on a non-GAAP basis	$35,859	$22,328	$69,131	$43,501

Net income allocated to participating securities on a GAAP basis	$—	$(1)	$—	$(2)
Net income allocated to participating securities from non-GAAP adjustments	—	(1)	—	(1)
Net income allocated to participating securities on a non-GAAP basis	—	(2)	—	(3)
Net income attributable to common stockholders on a non-GAAP basis	$35,859	$22,326	$69,131	$43,498

Diluted net income per share on a GAAP basis	$0.25	$0.09	$0.48	$0.17
Stock-based compensation expense	0.09	0.07	0.16	0.12
Amortization of purchased intangibles	—	0.01	0.03	0.03
Capitalization of internal-use software	—	—	(0.01)	—
Amortization of internal-use software	—	—	—	—
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	0.02
Income tax effect on non-GAAP adjustments	(0.11)	(0.02)	(0.21)	(0.04)
Diluted net income per share on a non-GAAP basis	$0.23	$0.15	$0.45	$0.30

CONTACT:
Investor Relations Contact:
Veeva Systems Inc.
Rick Lund, 925-271-9816
ir@veeva.com
or
Media Contact:
Veeva Systems Inc.
Roger Villareal, 925-264-8885
pr@veeva.com